                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated March 27, 1997 on the financial statements Casinovations, Inc. as of December 31, 1996 included in and made part of the registration statement of Casinovations, Inc. dated September 12, 1997.


September 12, 1997

/s/   Winter, Scheifley & Associates, P.C.
Certified Public Accountant